Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2016 First-Quarter Results

•       Net Sales increased 7 percent to $1,781 million ($1,844 million including Interior Solutions)

•       Operating Income improved 14 percent to $178 million

•       Adjusted EBITDA increased 14 percent to $215 million

ATLANTA, GA — June 7, 2016 — HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.8 billion for the first quarter of fiscal 2016 ended May 1, 2016, an increase of $121 million, or 7.3 percent, as compared to the first quarter of fiscal 2015.  The company believes its sales performance represents growth of approximately 400 basis points in excess of its market growth estimate.

“I am extremely pleased with the team’s performance in the first-quarter of 2016. We delivered 7 percent net sales growth, 14 percent Adjusted EBITDA growth and 104 percent Adjusted Net Income per Diluted Share growth despite a challenging uncontrollable environment,” stated Joe DeAngelo, Chairman and CEO of HD Supply. “We focused on what we could control and delivered solid profitable growth, operating leverage and free cash flow.”

Gross profit increased $50 million, or 8.9 percent, to $609 million for the first quarter of fiscal 2016 as compared to $559 million for the first quarter of fiscal 2015. Gross profit was 34.2 percent of Net sales for the first quarter of fiscal 2016, up approximately 50 basis points from 33.7 percent of Net sales for first quarter of fiscal of 2015.

Operating income increased $22 million, or 14.1 percent, to $178 million for the first quarter of fiscal 2016 as compared to $156 million for the first quarter of fiscal 2015. Operating income as a percentage of Net sales was 10.0 percent for the first quarter of fiscal 2016, up approximately 60 basis points from 9.4 percent for the first quarter of fiscal 2015.

Net income decreased $256 million to a Net loss of $14 million for the first quarter of fiscal 2016 as compared to $242 million Net income for the first quarter of fiscal 2015. The decrease in Net income (loss) was due to a $115 million loss incurred as a result of the extinguishment of outstanding debt in the first quarter of fiscal 2016 and a $189 million tax benefit in the first quarter of fiscal 2015 as a result of IRS and state audit settlements.  Net loss per diluted share was $0.07 for the first quarter of fiscal 2016, as compared to a Net income per diluted share of $1.21 for the first quarter of fiscal 2015.

Adjusted EBITDA increased $26 million, or 13.8 percent, to $215 million for the first quarter of fiscal 2016 as compared to $189 million for the first quarter of fiscal 2015. Adjusted EBITDA as a percentage of Net sales was 12.1 percent for the first quarter of fiscal 2016, up approximately 70 basis points from 11.4 percent for the first quarter of fiscal 2015.

Adjusted net income increased $52 million to $103 million for the first quarter of fiscal 2016 as compared to $51 million for the first quarter of fiscal 2015.  Adjusted net income per diluted share was $0.51 for the first quarter of fiscal 2016, as compared to $0.25 for the first quarter of fiscal 2015.

As of May 1, 2016, HD Supply’s combined liquidity of approximately $1,268 million was comprised of $203 million in cash and cash equivalents and $1,065 million of additional available borrowings under HD Supply, Inc.’s senior asset-backed lending facility, based on qualifying inventory and receivables.

Business Unit Performance

Facilities Maintenance

Net sales increased $42 million, or 6.6 percent, to $677 million for the first quarter of fiscal 2016, as compared to $635 million for the first quarter of fiscal 2015.  Adjusted EBITDA increased $12 million, or 9.8 percent, to $134 million for the first quarter of fiscal 2016 as compared to $122 million for the first quarter of fiscal 2015.  Adjusted EBITDA as a percentage of Net sales was 19.8 percent for the first quarter of fiscal 2016, up approximately 60 basis points from 19.2 percent for the first quarter of fiscal 2015.

Waterworks

Net sales increased $35 million, or 6.1 percent, to $605 million for the first quarter of fiscal 2016, as compared to $570 million for the first quarter of fiscal 2015.  Adjusted EBITDA increased $3 million, or 6.7 percent, to $48 million for the first quarter of fiscal 2016 as compared to $45 million for the first quarter of fiscal 2015.  Adjusted EBITDA as a percentage of Net sales was 7.9 percent for the first quarter of fiscal 2016, flat as compared to the first quarter of fiscal 2015.

Construction & Industrial — White Cap

Net sales increased $40 million, or 9.8 percent, to $447 million for the first quarter of fiscal 2016, as compared to $407 million for the first quarter of fiscal 2015.  Adjusted EBITDA increased $9 million, or 26.5 percent, to $43 million for the first quarter of fiscal 2016 as compared to $34 million for the first quarter of fiscal 2015.  Adjusted EBITDA as a percentage of Net sales was 9.6 percent for the first quarter of fiscal 2016, up approximately 120 basis points from 8.4 percent for the first quarter of fiscal 2015.

First-Quarter Monthly Sales Performance

Net sales for February, March and April of fiscal 2016 were $502 million, $550 million and $729 million, respectively.  There were 20 selling days in February, 20 selling days in March and 25 selling days in April.  Average year-over-year daily sales growth for February, March and April of fiscal 2016 was 9.2 percent, 7.9 percent and 5.6 percent, respectively.

Sale of Interior Solutions

In April 2016, the Company entered into a definitive agreement to sell its Interior Solutions business unit, formerly known as Creative Touch Interiors.  The transaction closed on May 31, 2016.  In accordance with Accounting Standards Codification 205-20, “Discontinued Operations,” the results of Interior Solutions are classified as discontinued operations for all periods presented.

Refinancing Activities

On April 11, 2016, HD Supply, Inc. issued $1,000 million aggregate principal amount of 5.75% Senior Unsecured Notes due 2024. On April 27, 2016, HD Supply Inc. used the proceeds from the 5.75% Senior Unsecured Notes issuance, together, with available cash, to redeem all of its outstanding $1,000 million aggregate principal amount of 11.5% Senior Unsecured Notes due 2020. As a result, we incurred a $115 million loss on extinguishment of the debt, which includes a $106 million make-whole premium and a $9 million write-off of unamortized deferred financing costs. The transactions reduce future interest expense by approximately $58 million annually.

For the first quarter of fiscal 2016, the ratio of Net debt(1) to Adjusted EBITDA was 4.5 times.

Preliminary May Sales Results

Preliminary Net sales in May were $609 million, which represents year-over-year average daily sales growth of 4 percent.  May performance was negatively impacted by approximately 100 basis points associated with weather.  Preliminary May year-over-year average daily sales growth by business was Facilities Maintenance 0.4 percent, Waterworks 4.6 percent, and Construction & Industrial 6.6 percent.  There were 20 selling days in May 2016 and 19 selling days in May 2015.

Second-Quarter 2016 Outlook

Despite the slow start to the second quarter, the company affirms its expectations of 300 basis points in excess of market and 1.5x to 2.0x operating leverage for fiscal year 2016.  Adjusted for Interior Solutions reflected as discontinued operations, the company anticipates Net sales in the second quarter of fiscal 2016 to be in the range of $2,000 million to $2,050 million, Adjusted EBITDA in the range of $270 million to $280 million, and Adjusted net income per diluted share in the range of $0.85 to $0.90. The second quarter fiscal 2016 Adjusted net income per diluted share range assumes a fully diluted weighted average share count of 202 million.

The company will provide further specifics on its end market, the second quarter 2016 outlook, and the fiscal year 2016 outlook during the first quarter fiscal 2016 earnings conference call and in the earnings call presentation materials.

Fiscal 2016 First-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday June 7th, 2016 at 8:00 a.m. (Eastern Time) to discuss its first-quarter fiscal 2016 results.  The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company’s Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Non-GAAP Financial Measures

HD Supply supplements its reporting of net income (loss) with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share and Net Debt. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements.  Additional information regarding Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in maintenance, repair and operations, infrastructure and specialty construction sectors. Through approximately 500 locations across 48 states and six Canadian provinces, the company’s approximately 13,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management’s beliefs and assumptions and information currently available to management and are subject to known and unknown risks and

(1)  Net Debt: Total of Long Term debt and Current installments of long-term debt, less cash and cash equivalents.

uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended January 31, 2016, filed on March 18, 2016 and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended
	May 1, 2016	May 3, 2015
Net Sales	$1,781	$1,660
Cost of sales	1,172	1,101
Gross Profit	609	559
Operating expenses:
Selling, general and administrative	401	376
Depreciation and amortization	23	27
Restructuring	7	—
Total operating expenses	431	403
Operating Income	178	156
Interest expense	85	106
Loss on extinguishment & modification of debt	115	—
Other (income) expense, net	—	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(22)	50
Provision (benefit) for income taxes	(8)	(184)
Income (Loss) from Continuing Operations	(14)	234
Income (loss) from discontinued operations, net of tax	—	8
Net Income (Loss)	$(14)	$242
Other comprehensive income (loss) — foreign currency translation adjustment	4	5
Total Comprehensive Income (Loss)	$(10)	$247

Weighted Average Common Shares Outstanding (thousands)
Basic	198,808	195,347
Diluted	198,808	200,716

Basic Earnings Per Share(1):
Income (Loss) from Continuing Operations	$(0.07)	$1.20
Income (Loss) from Discontinued Operations	—	$0.04
Net Income (Loss)	$(0.07)	$1.24
Diluted Earnings Per Share(1):
Income (Loss) from Continuing Operations	$(0.07)	$1.17
Income (Loss) from Discontinued Operations	—	$0.04
Net Income (Loss)	$(0.07)	$1.21

(1)May not foot due to rounding.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	May 1, 2016	January 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$203	$269
Receivables, less allowance for doubtful accounts of $13 and $13	956	872
Inventories	861	770
Current assets of discontinued operations	43	43
Other current assets	50	29
Total current assets	2,113	1,983
Property and equipment, net	305	310
Goodwill	2,869	2,869
Intangible assets, net	123	127
Deferred tax asset	694	685
Non-current assets of discontinued operations	20	20
Other assets	20	22
Total assets	$6,144	$6,016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$716	$490
Accrued compensation and benefits	86	142
Current installments of long-term debt	9	9
Current liabilities of discontinued operations	31	30
Other current liabilities	168	200
Total current liabilities	1,010	871
Long-term debt, excluding current installments	4,299	4,302
Non-current liabilities of discontinued operations	1	1
Other liabilities	97	98
Total liabilities	5,407	5,272
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 200.8 million and 200.1 million shares issued and outstanding at May 1, 2016 and January 31, 2016, respectively	2	2
Paid-in capital	3,921	3,909
Accumulated deficit	(3,174)	(3,150)
Accumulated other comprehensive loss	(12)	(16)
Treasury stock, at cost, zero and 0.06 million shares at May 1, 2016 and January 31, 2016, respectively	—	(1)
Total stockholders’ equity	737	744
Total liabilities and stockholders’ equity	$6,144	$6,016

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Three Months Ended
	May 1, 2016	May 3, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(14)	$242
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	25	36
Provision for uncollectibles	1	1
Non-cash interest expense	4	7
Loss on extinguishment & modification of debt	115	—
Stock-based compensation expense	6	5
Deferred income taxes	(9)	6
Other	—	(2)
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(81)	(76)
(Increase) decrease in inventories	(91)	(112)
(Increase) decrease in other current assets	(20)	(14)
Increase (decrease) in accounts payable and accrued liabilities	140	66
Increase (decrease) in other long-term liabilities	—	(182)
Net cash provided by (used in) operating activities	76	(23)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(17)	(24)
Proceeds from sales of property and equipment	—	1
Net cash provided by (used in) investing activities	(17)	(23)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under employee benefit plans	6	19
Purchase of treasury shares	(9)	(8)
Borrowings of long-term debt	1,000	—
Repayments of long-term debt	(1,108)	(16)
Borrowings on long-term revolver debt	—	307
Repayments on long-term revolver debt	—	(188)
Debt issuance and modification costs	(14)	—
Other financing activities	(2)	—
Net cash provided by (used in) financing activities	(127)	114
Effect of exchange rates on cash and cash equivalents	2	2
Increase (decrease) in cash and cash equivalents	$(66)	$70
Cash and cash equivalents at beginning of period	269	85
Cash and cash equivalents at end of period	$203	$155

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

	Three Months Ended
	May 1, 2016	May 3, 2015
Facilities Maintenance
Net Sales	$677	$635
Adjusted EBITDA	134	122
Depreciation(i) & Software Amortization	8	12
Other Intangible Amortization	1	1

Waterworks
Net Sales	$605	$570
Adjusted EBITDA	48	45
Depreciation(i) & Software Amortization	2	2
Other Intangible Amortization	1	1

Construction & Industrial — White Cap
Net Sales	$447	$407
Adjusted EBITDA	43	34
Depreciation(i) & Software Amortization	7	6
Other Intangible Amortization	—	—

(i)            Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income (loss) as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income (loss) to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors’ overall understanding of the financial performance of our business.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision (benefit) for income taxes, (iii) depreciation and amortization and further adjusted to exclude non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, further adjusted for certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income (loss) may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                       Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•                       Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                       Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;

•                       Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended
	May 1, 2016	May 3, 2015
Net income (loss)	$(14)	$242
Less income (loss) from discontinued operations, net of tax	—	8
Income (loss) from continuing operations	(14)	234
Interest expense, net	85	106
Provision (benefit) for income taxes (i)	(8)	(184)
Depreciation and amortization (ii)	25	28
Stock-based compensation	6	5
Restructuring charges (iii)	7	—
Loss on extinguishment & modification of debt (iv)	115	—
Other	(1)	—
Adjusted EBITDA	$215	$189

(i)                                    During the three months ended May 3, 2015, the Company recorded a reduction in unrecognized tax benefits as a result of IRS and state audit settlements.

(ii)                                Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(iii)                            Represents the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs, and other related costs.

(iv)                              Represents the loss on extinguishment of debt including the premium paid to redeem the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.

Adjusted Net Income

The following table presents a reconciliation of Net income (loss), the most directly comparable financial measure under U.S. GAAP, to Adjusted net income for the periods presented (amounts in millions):

	Three Months Ended
	May 1, 2016	May 3, 2015
Net income (loss)	$(14)	$242
Less income (loss) from discontinued operations, net of tax	—	8
Income (loss) from continuing operations	(14)	234
Provision (benefit) for income taxes (i)	(8)	(184)
Cash paid for income taxes	(1)	(3)
Amortization of acquisition-related intangible assets (other than software)	4	4
Restructuring charges (ii)	7	—
Loss on extinguishment & modification of debt (iii)	115	—
Other	—	—
Adjusted net income	$103	$51

Diluted weighted average common shares outstanding	201,231	200,716
Adjusted net income per share - diluted	$0.51	$0.25

(i)                        During the three months ended May 3, 2015, the Company recorded a reduction in unrecognized tax benefits as a result of IRS and state audit settlements.

(ii)                    Represents the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs, and other related costs.

(iii)                Represents the loss on extinguishment of debt including the premium paid to redeem the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.

No reconciliation of the forecasted range for Adjusted EBITDA to Net income and Adjusted net income per diluted share to Net income per diluted share for the first quarter or second quarter of fiscal 2016 is included in this press release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Results Revised for Discontinued Operations

In April 2016, HD Supply entered into a definitive agreement to sell its Interior Solutions business, a provider of turnkey supply and installation services for multiple interior finish options. The transaction was completed on May 31, 2016. In accordance with Accounting Standards Codification 205-20, “Discontinued Operations,” the results of the Interior Solutions business are reflected as a discontinued operation beginning in the first quarter of fiscal 2016. The presentation of discontinued operations includes revenue and expenses of the discontinued operations, net of tax, as one line item on the Consolidated Statements of Operations for all periods presented.

The following tables present HD Supply’s quarterly results of operations for fiscal 2015 and fiscal 2014, revised to reflect the Interior Solutions operations as discontinued operations. These financial statements also include the previous revisions reflecting Power Solutions and Hardware Solutions as discontinued operations, as noted in our Fiscal 2015 Form 10-K(amounts in millions, except share and per share amounts, unaudited):

	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015
Net sales	$1,660	$1,937	$1,942	$1,584	$7,123
Cost of sales	1,101	1,289	1,294	1,050	4,734
Gross profit	559	648	648	534	2,389
Operating expenses:
Selling, general and administrative	376	397	391	371	1,535
Depreciation and amortization	27	28	26	27	108
Restructuring	—	—	4	5	9
Total operating expenses	403	425	421	403	1,652
Operating income	156	223	227	131	737
Interest expense	106	106	99	83	394
Loss on extinguishment & modification of debt	—	—	100	—	100
Other (income) expense, net	—	1	—	—	1
Income (loss) from continuing operations before provision for income taxes	50	116	28	48	242
Provision (benefit) for income taxes	(184)	12	13	(925)	(1,084)
Income (loss) from continuing operations	234	104	15	973	1,326
Income (loss) from discontinued operations, net of tax	8	5	235	(102)	146
Net income (loss)	$242	$109	$250	$871	$1,472

Weighted Average Common Shares Outstanding (thousands)
Basic	195,347	196,893	197,529	198,276	197,011
Diluted	200,716	201,809	201,546	201,156	201,308
Basic Earnings Per Share(1):
Income (loss) from continuing operations	$1.20	$0.53	$0.08	$4.91	$6.73
Income (loss) from discontinued operations	0.04	0.03	1.19	(0.51)	0.74
Net income (loss)	$1.24	$0.55	$1.27	$4.39	$7.47
Diluted Earnings Per Share(1):
Income (loss) from continuing operations	$1.17	$0.52	$0.07	$4.84	$6.59
Income (loss) from discontinued operations	0.04	0.02	1.17	(0.51)	0.73
Net income (loss)	$1.21	$0.54	$1.24	$4.33	$7.31
Non-GAAP financial data:
Adjusted EBITDA	$189	$257	$263	$167	$876
Adjusted Net Income	$51	$114	$131	$55	$351
Weighted Average Common Shares Outstanding (thousands)
Basic	195,347	196,893	197,529	198,276	197,011
Diluted	200,716	201,809	201,546	201,156	201,308
Adjusted Net income per share - Basic	$0.26	$0.58	$0.66	$0.28	$1.78
Adjusted Net income per share - Diluted	$0.25	$0.56	$0.65	$0.27	$1.74

(1) May not foot due to rounding

	Q1-14	Q2-14	Q3-14	Q4-14	Fiscal 2014
Net sales	$1,564	$1,809	$1,836	$1,473	$6,682
Cost of sales	1,049	1,215	1,240	983	4,487
Gross profit	515	594	596	490	2,195
Operating expenses:
Selling, general and administrative	355	375	374	342	1,446
Depreciation and amortization	51	53	46	28	178
Restructuring	3	3	—	—	6
Total operating expenses	409	431	420	370	1,630
Operating income	106	163	176	120	565
Interest expense	116	116	115	115	462
Loss on extinguishment & modification of debt	2	—	—	106	108
Other (income) expense, net	1	—	(4)	—	(3)
Income (loss) from continuing operations before provision for income taxes	(13)	47	65	(101)	(2)
Provision (benefit) for income taxes	(3)	15	23	1	36
Income (loss) from continuing operations	(10)	32	42	(102)	(38)
Income (loss) from discontinued operations, net of tax	(2)	16	18	9	41
Net income (loss)	$(12)	$48	$60	$(93)	$3

Weighted Average Common Shares Outstanding (thousands)
Basic	192,859	194,227	194,288	194,429	193,962
Diluted	192,859	200,454	200,151	194,429	193,962
Basic Earnings Per Share(1):
Income (loss) from continuing operations	$(0.05)	$0.16	$0.22	$(0.52)	$(0.20)
Income (loss) from discontinued operations	(0.01)	0.08	0.09	0.05	0.21
Net income (loss)	$(0.06)	$0.25	$0.31	$(0.48)	$0.02
Diluted Earnings Per Share(1):
Income (loss) from continuing operations	$(0.05)	$0.16	$0.21	$(0.52)	$(0.20)
Income (loss) from discontinued operations	(0.01)	0.08	0.09	0.05	0.21
Net income (loss)	$(0.06)	$0.24	$0.30	$(0.48)	$0.02
Non-GAAP financial data:
Adjusted EBITDA	$165	$225	$226	$153	$769
Adjusted Net Income	$20	$71	$79	$7	$177
Weighted Average Common Shares Outstanding (thousands)
Basic	192,859	194,227	194,288	194,429	193,962
Diluted	198,864	200,454	200,151	200,294	199,842
Adjusted Net income (loss) per share - Basic	$0.10	$0.37	$0.41	$0.04	$0.91
Adjusted Net income (loss) per share - Diluted	$0.10	$0.35	$0.39	$0.03	$0.89

(1) May not foot due to rounding

The following table represents a reconciliation of Net income (loss), the most directly comparable financial measure under GAAP for fiscal 2015 and fiscal 2014, revised to reflect the Interior Solutions operations as discontinued operations for all periods presented, to Adjusted EBITDA, for the periods presented (amounts in millions):

					Fiscal
	Q1-15	Q2-15	Q3-15	Q4-15	2015
Net income (loss)	$242	$109	$250	$871	$1,472
Less income (loss) from discontinued operations, net of tax	8	5	235	(102)	146
Income (loss) from continuing operations	234	104	15	973	1,326
Interest expense, net	106	106	99	83	394
Provision (benefit) for income taxes (i)	(184)	12	13	(925)	(1,084)
Depreciation and amortization (ii)	28	29	28	28	113
Stock-based compensation	5	5	4	2	16
Restructuring charges (iii)	—	—	4	5	9
Loss on extinguishment & modification of debt (iv)	—	—	100	—	100
Costs related to public offerings (v)	—	1	—	—	1
Other	—	—	—	1	1
Adjusted EBITDA	$189	$257	$263	$167	$876

					Fiscal
	Q1-14	Q2-14	Q3-14	Q4-14	2014
Net income (loss)	$(12)	$48	$60	$(93)	$3
Less income (loss) from discontinued operations, net of tax	(2)	16	18	9	41
Income (loss) from continuing operations	(10)	32	42	(102)	(38)
Interest expense, net	116	116	115	115	462
Provision (benefit) for income taxes (i)	(3)	15	23	1	36
Depreciation and amortization (ii)	52	54	47	29	182
Stock-based compensation	5	4	3	5	17
Restructuring charges (iii)	3	3	—	—	6
Loss on extinguishment & modification of debt (iv)	2	—	—	106	108
Costs related to public offerings (v)	1	—	1	—	2
Other	(1)	1	(5)	(1)	(6)
Adjusted EBITDA	$165	$225	$226	$153	$769

(i)                                    During fiscal 2015, the Company recorded a $1,007 million tax benefit for the reversal of substantially all of the valuation allowance on its U.S. net deferred tax assets and a $189 million tax benefit for the reduction in unrecognized tax benefits as a result of IRS and state audit settlements.

(ii)                                Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations and Comprehensive Income.

(iii)                            Represents the costs incurred for strategic alignment of our workforce and branch closures or consolidations. These costs include occupancy costs, severance, relocation costs, and other costs incurred to exit a location.

(iv)                              Represents the loss on extinguishment of debt including the premium paid to redeem the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(v)                                  Represents the costs expensed in connection with secondary offerings of the Company’s common stock by certain of the Company’s shareholders.

The following table represents a reconciliation of Net income (loss), the most directly comparable financial measure under GAAP for fiscal 2015 and fiscal 2014, revised to reflect the Interior Solutions operations as discontinued operations for all periods presented, to Adjusted net income, for the periods presented (amounts in millions):

					Fiscal
	Q1-15	Q2-15	Q3-15	Q4-15	2015
Net income (loss)	$242	$109	$250	$871	$1,472
Less income (loss) from discontinued operations, net of tax	8	5	235	(102)	146
Income (loss) from continuing operations	234	104	15	973	1,326
Provision (benefit) for income taxes (i)	(184)	12	13	(925)	(1,084)
Cash paid for income taxes (ii)	(3)	(6)	(5)	(2)	(16)
Amortization of acquisition-related intangible assets (other than software)	4	3	4	4	15
Restructuring charges (iii)	—	—	4	5	9
Loss on extinguishment & modification of debt (iv)	—	—	100	—	100
Costs related to public offerings (v)	—	1	—	—	1
Adjusted net income	$51	$114	$131	$55	$351

					Fiscal
	Q1-14	Q2-14	Q3-14	Q4-14	2014
Net income (loss)	$(12)	$48	$60	$(93)	$3
Less income (loss) from discontinued operations, net of tax	(2)	16	18	9	41
Income (loss) from continuing operations	(10)	32	42	(102)	(38)
Provision (benefit) for income taxes (i)	(3)	15	23	1	36
Cash paid for income taxes (ii)	(1)	(6)	(3)	(2)	(12)
Amortization of acquisition-related intangible assets (other than software)	28	27	21	4	80
Restructuring charges (iii)	3	3	—	—	6
Loss on extinguishment & modification of debt (iv)	2	—	—	106	108
Costs related to public offerings (v)	1	—	1	—	2
Other	—	—	(5)	—	(5)
Adjusted net income	$20	$71	$79	$7	$177

(i)                                    During fiscal 2015, the Company recorded a $1,007 million tax benefit for the reversal of substantially all of the valuation allowance on its U.S. net deferred tax assets and a $189 million tax benefit for the reduction in unrecognized tax benefits as a result of IRS and state audit settlements.

(ii)                                Cash paid for income taxes in fiscal 2014 excludes a $27 million payment for the settlement of the IRS’s audit of the Company’s U.S. federal income tax returns filed for the tax years ended on February 3, 2008 and February 1, 2009.

(iii)                            Represents the costs incurred for strategic alignment of our workforce and branch closures or consolidations. These costs include occupancy costs, severance, relocation costs, and other costs incurred to exit a location.

(iv)                              Represents the loss on extinguishment of debt including the premium paid to redeem the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(v)                                  Represents the costs expensed in connection with secondary offerings of the Company’s common stock by certain of the Company’s shareholders.

First Quarter 2016 Guidance

The following table presents the impact of the recently completed sale of the Interior Solutions business on the first quarter 2016 guidance (amounts in millions, except the per share amounts):

	Original Q1’16 Guidance	Q1’16 Estimated Impact of Interior Solutions	Q1’16 Guidance Excluding Interior Solutions
Net Sales	$1,810M – $1,860M	$63M	$1,747M – $1,797M
Adjusted EBITDA	$205M – $215M	$1M	$204M – $214M
Adjusted Net Income Per Share - Diluted	$0.45 – $0.50	—	$0.45 – $0.50